Exhibit 99.1

FTI Consulting, Inc.

555 12th Street NW

Washington, DC 20004

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Announces $250.0 Million Convertible Notes Offering

Washington, D.C., Aug. 14, 2018 — FTI Consulting, Inc. (NYSE: FCN) today announced that it intends to offer up to $250.0 million aggregate principal amount of convertible senior notes due 2023 (the “Convertible Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), subject to market conditions and other factors. The Company also expects to grant the initial purchasers of the Convertible Notes an option to purchase, within a 13-day period beginning on, and including, the first day on which the Convertible Notes are issued, up to an additional $37.5 million aggregate principal amount of the Convertible Notes.

The Convertible Notes will be senior unsecured obligations of the Company. Interest will be payable semi-annually in arrears. The Convertible Notes will be convertible at the option of holders prior to the close of business on the business day immediately preceding May 15, 2023, only upon the occurrence of specified events or under certain circumstances. Thereafter, until the close of business on the business day immediately preceding the maturity date of August 15, 2023, the Convertible Notes will be convertible at any time. Upon conversion, the Convertible Notes may be settled, at the Company’s election, in cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock. The interest rate, initial conversion rate and other terms of the Convertible Notes are to be determined upon negotiations between the Company and the initial purchasers.

The Company intends to use the net proceeds from the offering, together with cash on hand, to redeem any and all of its $300.0 million of 6.00% senior notes due 2022 that remain outstanding as of November 15, 2018. The Company may elect to use a portion of the net proceeds from the offering to repurchase up to $25.0 million of the Company’s common stock from purchasers of the Convertible Notes in the offering in privately negotiated transactions effected through one of the initial purchasers concurrently with the closing of the offering. With respect to any repurchases of shares of the Company’s common stock, the Company expects to repurchase shares at a purchase price per share equal to the closing price per share of the Company’s common stock on the date of the pricing of the offering. These repurchases could increase, or prevent a decrease in, the market price of the Company’s common stock or the Convertible Notes and could result in a higher effective conversion price for the Convertible Notes. The repurchases of the Company’s common stock, if any, have been approved by the Company’s board of directors.

The Convertible Notes will only be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the Convertible Notes nor the shares of the Company’s common stock into which the Convertible Notes are convertible, if any, have been, nor will be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations manage change, mitigate risk and resolve disputes: financial, legal, operational, political & regulatory, reputational and transactional. With more than 4,600 employees located in 28 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges and make the most of opportunities. The Company generated $1.81 billion in revenues during fiscal year 2017.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions, proposed convertible indebtedness, share repurchases and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flows in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, fluctuations in the price per share of our common stock, adverse financial, real estate or other market and general economic conditions, and other future events, which could impact each of our segments differently and could be outside of our control, the pace and timing of the consummation and integration of future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients, new laws and regulations, or changes thereto, including the 2017 Tax Act, and other risks described under the heading “Item 1A, Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2017, filed with the SEC, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations,” and in the Company’s other filings with the SEC. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

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